EXHIBIT 31.3

I, Mark P. Murphy, certify that:

1.         I have reviewed this Amendment No. 1 to Form 10-KSB of Pro-Dex, Inc.; and

2.         Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 27, 2008

                                                                                                /s/         Mark P. Murphy_______

                                                                                                Mark P. Murphy

                                                                                                Chief Executive Officer